      As filed with the Securities and Exchange Commission on May 30, 1997
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                              I2 TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                      75-2294945
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                               IRVING, TEXAS 75039
               (Address of principal executive offices) (Zip Code)

                                   ----------

                            THINK SYSTEMS CORPORATION
                            -------------------------
                        1997 INCENTIVE STOCK OPTION PLAN
                        1996 INCENTIVE STOCK OPTION PLAN
                      NON-QUALIFIED STOCK OPTIONS GRANTS TO
      M.R. RANGASWAMI, J. HORING, S.R. TUNGARE, R.B. REDDY, R. SWAMINATHAN

                           OPTIMAX SYSTEMS CORPORATION
                           ---------------------------
                                STOCK OPTION PLAN

                            (Full title of the Plans)

                                   ----------

                                  DAVID F. CARY
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              I2 TECHNOLOGIES, INC.
                      909 E. LAS COLINAS BLVD., 16TH FLOOR
                               IRVING, TEXAS 75039
                                 (214) 860-6000

            (Name, address including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                                         Proposed         Proposed
            Title of                                      Maximum         Maximum
           Securities                  Amount            Offering        Aggregate        Amount of
              to be                    to be               Price         Offering       Registration
           Registered               Registered(1)       per Share(2)     Price(2)            Fee
           ----------               -------------       ------------     --------       ------------
THINK SYSTEMS CORPORATION

1997 Incentive Stock Option Plan
Options to purchase Common Stock          276,247           N/A             N/A              N/A

Common Stock, $0.00025 par value      276,247 shares       $2.62        $723,767.00        $219.00

1996 Incentive Stock Option Plan
Options to purchase Common Stock          501,508           N/A             N/A              N/A

Common Stock, $0.00025 par value      501,508 shares       $1.58        $792,383.00        $240.00

                                                            Proposed          Proposed
            Title of                                        Maximum            Maximum
           Securities                    Amount            Offering           Aggregate            Amount of
              to be                      to be               Price            Offering           Registration
           Registered                 Registered(1)       per Share(2)        Price(2)                Fee
           ----------                 -------------       ------------        --------           ------------
Non-Qualified Stock Options

Options to purchase Common Stock:
  M.R. Rangaswami                        4,298                N/A                N/A                  N/A
  J. Horing                             10,030                N/A                N/A                  N/A
  S.R. Tungare                          17,195                N/A                N/A                  N/A
  R.B. Reddy                            17,195                N/A                N/A                  N/A
  R. Swaminathan                        22,927                N/A                N/A                  N/A

Common Stock, $0.00025 par value:
  M.R. Rangaswami                        4,298 shares        $2.20           $ 9,456.00             $ 3.00
  J. Horing                             10,030 shares        $2.20           $22,066.00             $ 7.00
  S.R. Tungare                          17,195 shares        $2.20           $37,829.00             $12.00
  R.B. Reddy                            17,195 shares        $2.20           $37,829.00             $12.00
  R. Swaminathan                        22,927 shares        $0.88           $20,176.00             $ 6.00

OPTIMAX SYSTEMS CORPORATION

Stock Option Plan

Options to purchase Common Stock       106,685                N/A                N/A                  N/A


Common Stock, $0.00025 par value       106,685 shares        $2.82           $300,852.00            $91.00

                                                                             Aggregate filing fee: $590.00

----------------
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Think Systems Corporation 1997 Incentive Stock Option Plan, 1996 Incentive Stock Option Plan, the Non-Qualified Stock Options granted to Messrs. Rangaswami, Horing, Tungare, Reddy and Swaminathan and the Optimax Systems Corporation Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of i2 Technologies, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price for the shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         i2 Technologies, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the SEC on February 4, 1997;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed with the SEC on May 14, 1997;

         (c)      The Registrant's Report on Form 8-K dated May 15, 1997; and

         (d) The Registrant's Registration Statement No. 00-28030 on Form 8-A filed with the SEC on March 20, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel

         Not Applicable.


Item 6.  Indemnification of Directors and Officers

         Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any such action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights which the indemnified party may be entitled; that indemnification provided by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         Section 102(b)(7) of the General Corporation Law or the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of the director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Eleventh of the Registrant's Charter provides that, to the fullest extent permitted by the Delaware General Corporation Law as the same exists or as it may hereafter be amended, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Section 6.1 of the Registrant's Bylaws further provides that the Registrant shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant.

         The Registrant has entered into indemnification agreements with each of its directors and officers.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

      Number          Exhibit
      ------          -------
         4        Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statement No. 00-28030 on
                  Form 8-A which is incorporated herein by reference pursuant to
                  Item 3(d).

         5        Opinion and Consent of Brobeck, Phleger & Harrison LLP.

         23.1     Consent of Ernst & Young LLP, Independent Auditors.

         23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.

         24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

         99.1     Think Systems Corporation 1997 Incentive Stock Option Plan.



                                      II-2.

         99.2     Form of Stock Option Agreement for Think Systems Corporation
                  1997 Incentive Stock Option Plan.

         99.3     Think Systems Corporation 1996 Incentive Stock Option Plan.

         99.4     Form of Stock Option Agreement for Think Systems Corporation
                  1996 Incentive Stock Option Plan.

         99.5     Form of Stock Option Assumption Agreement for Think Systems
                  Corporation 1996 Incentive Stock Option Plan and 1997
                  Incentive Stock Option Plan.

         99.6 Form of Non-Qualified Stock Option Agreement for Options granted to Messrs. Rangaswami, Horing, Tungare and Reddy.

         99.7 Form of Stock Option Assumption Agreement for Options granted to Messrs. Rangaswami, Horing, Tungare and Reddy.

         99.8 Form of Non-Qualified Stock Option Agreement for Option granted to Mr. Swaminathan.

         99.9 Form of Stock Option Assumption Agreement for Option granted to Mr. Swaminathan.

         99.10    Optimax Systems Corporation Stock Option Plan.


         99.11    Form of Non-Qualified Stock Option Agreement under Optimax
                  Systems Corporation Stock Option Plan.

         99.12    Form of Stock Option Assumption Agreement for Optimax Systems
                  Corporation Stock Option Plan.

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Think Systems Corporation 1997 Incentive Stock Option Plan, 1996 Incentive Stock Option Plan, the Non-Qualified Stock Options granted to Messrs. Rangaswami, Horing, Tungare, Reddy and Swaminathan and the Optimax Systems Corporation Stock Option Plan

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.



                                      II-3.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on this 28th day of May 1997.

                                       I2 TECHNOLOGIES, INC.


                                       By: /s/ Sanjiv S. Sidhu
                                          -----------------------------------
                                           Sanjiv S. Sidhu
                                           Chairman of the Board and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of i2 Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Sanjiv S. Sidhu and David F. Cary and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                    Title                            Date
---------                    -----                            ----

/s/ Sanjiv S. Sidhu
---------------------        Chairman of the Board            May 28, 1997
Sanjiv S. Sidhu              and Chief Executive Officer
                             (Principal Executive Officer)





----------------------        Vice Chairman of the Board,     May __, 1997
Kanna N. Sharma               Executive Vice President and
                              Secretary



                                      II-4.

Signature                    Title                            Date
---------                    -----                            ----

/s/ David F. Cary
-----------------------      Vice President and Chief         May 28, 1997
David F. Cary                Financial Officer
                             (Principal Financial and
                             Accounting Officer)


/s/ Harvey B. Cash
-----------------------      Director                         May 28, 1997
Harvey B. Cash


/s/ Thomas J. Meredith
-----------------------      Director                         May 28, 1997
Thomas J. Meredith



/s/ Sandeep R. Tungare
-----------------------      Director                         May 28, 1997
Sandeep R. Tungare




                                      II-5.

                                  EXHIBIT INDEX


      Number          Exhibit
      ------          -------
         4        Instruments Defining the Rights of Stockholders. Reference is
                  made to Registrant's Registration Statement No. 00-28030 on
                  Form 8-A which is incorporated herein by reference pursuant to
                  Item 3(d).

         5        Opinion and Consent of Brobeck, Phleger & Harrison LLP.

         23.1     Consent of Ernst & Young LLP, Independent Auditors.

         23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in
                  Exhibit 5.

         24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

         99.1     Think Systems Corporation 1997 Incentive Stock Option Plan.

         99.2     Form of Stock Option Agreement for Think Systems Corporation
                  1997 Incentive Stock Option Plan.

         99.3     Think Systems Corporation 1996 Incentive Stock Option Plan.

         99.4     Form of Stock Option Agreement for Think Systems Corporation
                  1996 Incentive Stock Option Plan.

         99.5     Form of Stock Option Assumption Agreement for Think Systems
                  Corporation 1996 Incentive Stock Option Plan and 1997
                  Incentive Stock Option Plan.

         99.6 Form of Non-Qualified Stock Option Agreement for Options granted to Messrs. Rangaswami, Horing, Tungare and Reddy.

         99.7 Form of Stock Option Assumption Agreement for Options granted to Messrs. Rangaswami, Horing, Tungare and Reddy.

         99.8 Form of Non-Qualified Stock Option Agreement for Options granted to Mr. Swaminathan.

         99.9 Form of Stock Option Assumption Agreement for Options granted to Mr. Swaminathan.

         99.10    Optimax Systems Corporation Stock Option Plan.


         99.11    Form of Non-Qualified Stock Option Agreement under Optimax
                  Systems Corporation Stock Option Plan.

         99.12    Form of Stock Option Assumption Agreement for Optimax Systems
                  Corporation Stock Option Plan.